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                                                                  EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

     We consent to the incorporation by reference in this Current Report (Form 8-K) of Occam Networks, Inc. of our report dated February 6, 2002 with respect to the audited financial statements of Occam Networks, Inc. as of December 31, 2001 and 2000 included in the Registration Statement Form S-4 and related joint proxy statement/prospectus of Accelerated Networks, Inc. (No. 333-75816).


                                                     /s/ Ernst & Young LLP
                                                     Ernst & Young LLP

Woodland Hills, California
May 23, 2002